UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2007 (January 30, 2007)
PYR Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-15511	95-4580642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2450, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 825-3748
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 30, 2007, the Board of Directors of PYR Energy Corporation (the “Company”) adopted the Rights Agreement dated as of January 31, 2007 (the “Rights Agreement”), between the Company and U.S. Stock Transfer Corporation, as Rights Agent, which is incorporated herein by reference to Exhibit 1 of the Company’s Form 8-A Registration Statement filed on February 2, 2007. For a description of the material terms of the Rights Agreement and the rights to be issued pursuant thereto, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
On January 30, 2007, the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, $0.001 par value (the “Common Stock”), of the Company. The Board of Directors set the payment date for the distribution of the Right as February 9, 2007, which shall be distributed to the shareholders of record on such date. Each Right entitles the registered holder to purchase from the Company, pursuant to the terms and conditions of the Rights Agreement, one one-thousandth of a share of the Company’s newly created Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $5.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
Until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) acquired beneficial ownership of 15% or more of the outstanding shares of the Common Stock or more than such person or group held on February 9, 2007 if such person or group held 15% or more of the outstanding Common Stock on such date (the “Shares Acquisition Date”) or (ii) the later of (A) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date that a tender or exchange offer or intention to commence a tender or exchange offer by any person if first published, announced, sent or given within the meaning of Rule 14d-4(A) under the Securities Exchange Act of 1934, as amended, the consummation of which would result in any person acquiring beneficial ownership of 15% or more of the outstanding shares of the Common Stock or more than such person or group held on February 9, 2007 if such person or group held 15% or more of the outstanding Common Stock on such date, or (B) if such a tender or exchange offer has been published, announced, sent or given before the date of the Rights Agreement, then the close of business on the tenth business day after the date the Rights Agreement was entered into (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person); (the earlier of such dates referred to in (i) and (ii), which date may include any such date that is after the date of the Rights Agreement but prior to the issuance of the Rights, being called the “Distribution Date”), the Rights will be evidenced by the certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate right certificates.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after February 9, 2007, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person, and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire on January 31, 2010 (the “Final Expiration Date”) unless the Final Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case, as described below.
Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock.
Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stocks’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution, including: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations as of the Common Stock occurring, in any such case, prior to the Distribution Date.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after the Distribution Date, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the exercise price of the Right.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a Preferred Share) per Right, subject to adjustment.
At any time prior to the earlier of (i) such time as any person or group becomes an Acquiring Person and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”); provided, however, that the Board of Directors of the Company shall be entitled so to redeem the Rights only if it consists of a majority of Continuing Directors (as defined below) or, if the Board of Directors of the Company is not so constituted, only after the date that is 180 days after the date on which the Board of Directors of the Company ceased to consist of a majority of Continuing Directors. The term “Continuing Director” shall mean a director who either was a member of the Board of Directors of the Company on January 30, 2007 or who subsequently became a director of the Company and whose election, or nomination for election by the

Company’s shareholders, was approved by a vote of a majority of the Continuing Directors then on the Board of Directors of the Company.
Immediately upon the action of the Board of Directors of the Company electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.
Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
A copy of the Rights Agreement is attached as Exhibit 1 to the Company’s Form 8-A Registration Statement filed on February 2, 2007 and incorporated herein by reference. The foregoing description does not purport to be a complete description of all the terms of the Rights Agreement, Rights and the Preferred Stock. Please refer to the Rights Agreement and the Articles Supplementary of Junior Participating Preferred Stock, Series A, attached as Exhibit A to the Rights Agreement, for a complete description of the Rights and the Preferred Stock.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary of Junior Participating Preferred Stock, Series A (incorporated herein by reference to the Company’s Form 8-A filed on February 2, 2007)

4.1	Rights Agreement, dated as of January 31, 2007 (incorporated herein by reference to the Company’s Form 8-A filed on February 2, 2007)

99.1	Press Release issued January 31, 2007
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: February 2, 2007

PYR ENERGY CORPORATION

By:	/s/ Kenneth R. Berry, Jr.
Kenneth R. Berry, Jr.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary of Junior Participating Preferred Stock, Series A (incorporated herein by reference to the Company’s Form 8-A filed on February 2, 2007)

4.1	Rights Agreement, dated as of January 31, 2007 (incorporated herein by reference to the Company’s Form 8-A filed on February 2, 2007)

99.1	Press Release issued January 31, 2007